SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 27, 2009

TRAILER BRIDGE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22837	13-3617986
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10405 New Berlin Road East Jacksonville, Florida	32226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (904) 751-7100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 27, 2009, Trailer Bridge, Inc.’s (the “Company”) compensation committee awarded Ralph W. Heim, the Company’s President and Chief Operating Officer, a one-time discretionary bonus of $50,000 for Mr. Heim’s service to the Company as interim Chief Executive Officer from December 2008 to August 2009. Following the Company’s appointment of Ivy Barton Suter as Chief Executive Officer on August 26, 2009, Mr. Heim resumed his position as President and Chief Operating Officer of the Company.

ITEM 8.01	Other Events.

On August 28, 2009, the Company purchased $1 million (face amount) of its 9.25% Senior Secured Notes in open market transactions. The Company purchased the notes for $905,000. The Company’s 9.25% Senior Secured Notes mature on November 15, 2011 and interest on the notes is payable semi-annually on each May 15 and November 15. The aggregate principal outstanding on the 9.25% Senior Secured Notes is $84 million.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAILER BRIDGE, INC.

Date: September 1, 2009	By:	/s/ William G. Gotimer, Jr.
William G. Gotimer, Jr.
Executive Vice President and General Counsel

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